Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of the 27th day of September, 2010, by and among ALLOY STEEL INTERNATIONAL, INC., a Delaware corporation (the “Company”), and BARRY WOODHOUSE (an “Indemnitee”).  Certain capitalized terms used in this Agreement have the meanings set forth in Section 10 hereof.

RECITALS

A.           The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, Stockholders, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.            The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, Stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.            Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, Stockholders, controlling persons, agents and fiduciaries of the Company may not be willing to serve in such capacities without additional protection.

D.            The Company (i) desires to attract and retain the involvement of highly qualified individuals and entities, such as Indemnitee, to serve the Company and (ii) wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

E.             In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW THEREFORE, the Company and Indemnitee hereby agree as follows:

AGREEMENT

1.             D&O INSURANCE.  The Company shall use its commercially reasonable efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, or incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve on behalf of or at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. Such insurance policies, to the extent available, shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company. If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

2.             INDEMNIFICATION.

(a)           Indemnification of Expenses.  The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director, officer, Stockholder, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, officer, Stockholder, employee, controlling person, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity (including, without limitation, any and all Claims under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company, or to the merger or sale of assets or Change of Control transaction of the Company, irrespective of the form of such transaction or transactions, or to any fiduciary obligation owed with respect thereto and any Claim made (i) by any Stockholder of the Company against an Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding participation, non-participation, or non-pro rata participation, in such round by such Stockholder or by Indemnitee or any affiliated or related entity), (ii) by a third party against an Indemnitee based on any alleged misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by Federal or state securities or common laws or agreement of the Company or the Indemnitee, or (iii) made by a third party against an Indemnitee based (in whole or in part) on, or arising in any way out of, or relating to (a) the Indemnitee being an investor in the Company, (b) the Indemnitee’s alleged participation in the management or direction of the Company or (c) the Indemnitee’s alleged participation in providing any assistance or advice to the Company (individually an “Indemnification Event” and collectively the “Indemnification Events”)) against any and all losses, damages, expenses and liabilities, joint or several (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of any such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses.  Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after written demand by the Indemnitee therefor is presented to the Company.

(b)           Partial Indemnity, Etc.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the amounts indemnifiable hereunder in respect of a claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

(c)           Contribution.  If the indemnification provided for in Section 2(a) above for any reason is held by a court of competent jurisdiction by final unappealable order to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.  In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 2(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities for which contribution is being sought equal to the proportion of the total securities sold under such registration statement which is being sold or were sold by such Indemnitee or (ii) the net proceeds received by such Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d)           Survival Regardless of Investigation.  The indemnification and contribution provided for in this Section 2 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, general partner, limited partner, member, managing member, employee, agent or controlling person of the Indemnitee.

(e)           Change in Control.  The Company agrees that any Change in Control of the Company shall not change or affect the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect.

(f)           Mandatory Payment of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 2(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.

3.             EXPENSES; INDEMNIFICATION PROCEDURE.

(a)           Advancement of Expenses.  If so requested by Indemnitee, the Company within five days of such request shall advance, or cause to be advanced, any and all reasonable expenses incurred by Indemnitee (an “Expense Advance”).  The Company shall, in accordance with such request (but without duplication), either (i) pay, or cause to be paid, such expenses on behalf of Indemnitee, or (ii) reimburse, or cause the reimbursement of, Indemnitee for such expenses.  Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board of Directors shall not have determined that Indemnitee is not entitled to be indemnified under applicable law.  However, the obligation of the Company to make an Expense Advance pursuant to this Section 3(a) shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (it being understood and agreed that the foregoing agreement by Indemnitee shall be deemed to satisfy any requirement that Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that Indemnitee is not entitled to indemnification under applicable law). Indemnitee’s undertaking to repay such Expense Advances shall be unsecured and interest-free.

(b)           Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the President or Chairman of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

(c)           No Presumptions; Burden of Proof.  In connection with any determination by the Board of Directors, any court or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the Board of Directors or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company or its representative to establish, by clear and convincing evidence, that Indemnitee is not so entitled.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined-mat indemnification is not permitted by applicable law.

(d)           Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably satisfactory to the applicable Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ Indemnitee’s own counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advising and/or counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if either (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

4.             ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

(a)           Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Company’s Certificate of Incorporation, the Company’s Bylaws or by statute.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, Stockholder, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, Stockholder, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.  The Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, Stockholders, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

(b)           Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of Stockholders or disinterested directors, the laws of the State of Delaware, any insurance policy or otherwise.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of Indemnitee from and after Indemnitee’s first day of service as a director, officer, employee, Stockholder, controlling person, agent or fiduciary with the Company or affiliation with such director, officer, employee, Stockholder, controlling person, agent or fiduciary.

5.            NO DUPLICATION OF PAYMENTS.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, the Company’s Certificate of Incorporation, its Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

6.            PARTIAL INDEMNIFICATION.  If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

7.            LIABILITY INSURANCE.  To the extent the Company maintains liability insurance applicable to directors, officers, Stockholders, employees, control persons, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director, or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer, or of the Company’s key employees, controlling persons, agents or fiduciaries, if such Indemnitee is not an officer or director but is a key employee, agent, control person, or fiduciary.

8.             EXCEPTIONS.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to any Indemnitee with respect to Claims initiated or brought voluntarily by such Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnification Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Delaware statute or law, regardless of whether such Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

(b)           Claims Under Section 16(b).  To indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

(c)           Unlawful Indemnification.  To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

9.            PERIOD OF LIMITATIONS.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.          CONSTRUCTION OF CERTAIN PHRASES.  For purposes of this Agreement:

(a)           references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, Stockholders, employees, agents or fiduciaries, so that if Indemnitee is or was or may be deemed a director, officer, Stockholder, employee, agent, control person, or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, Stockholder, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued;

(b)           references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, Stockholder, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, Stockholder, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement;

(c)           a “Change in Control” shall be deemed to have occurred if (i) any person (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his, her or its beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s Stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the Stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power represented by the Voting Securities of the Company or such surviving entity (or the parent of such surviving entity) outstanding immediately after such merger or consolidation, or the Stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets;

(d)           “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors;

(e)           “Stockholder” shall include any holder of any capital stock of the Company and any affiliate thereof; and

(f)            “affiliate” shall include any limited partner, general partner, or any member or managing member of such general partner.

11.          COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.  Facsimile signatures shall be as effective as original signatures.

12.          BINDING EFFECT; SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.          ATTORNEYS’ FEES.  In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether such Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action in accordance with Section 3(a), unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by such Indemnitee as a basis for such action was not made in good faith or was frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action in accordance with Section 3(a), unless, as part of such action, a court of competent jurisdiction over such action determines that each of the material defenses to such action was not made in good faith or was frivolous.

14.          NOTICES.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed, if to Indemnitee, at Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement, and, if to the Company, at the address of its principal corporate offices (attention: Chairman), or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

15.          SEVERABILITY.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the extent manifested by the provision held invalid, illegal or unenforceable.

16.          CHOICE OF LAW.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

17.          SUBROGATION.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.          AMENDMENT AND TERMINATION; ENTIRE AGREEMENT.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  This Agreement contains the entire agreement between the parties and supersedes any prior understandings or agreement, whether oral or written, concerning the subject matter hereof.

19.          NO CONSTRUCTION AS EMPLOYMENT AGREEMENT.  Nothing contained in this Agreement shall be construed as giving any Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

Alloy Steel International, Inc., a Delaware corporation

By:	/s/ Gene Kostecki
	Name:	Gene Kostecki
	Title:	Chief Executive Officer

INDEMNITEE:

/s/ Barry Woodhouse
Barry Woodhouse

Address:

[Signature Page to Indemnification Agreement]